Exhibit 99.1

Annaly Capital Management, Inc. Announces Conversion of Series B Preferred Stock

NEW YORK--(BUSINESS WIRE)--March 27, 2012--Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that the Company has elected to convert all outstanding shares of its 6% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) into shares of Common Stock in accordance with the terms of the Series B Preferred Stock.

The conversion shall take place and be effective on April 3, 2012.

3.0614 shares of Common Stock will be issued upon conversion of each share of Series B Preferred Stock. In connection with the conversion of any Series B Preferred Stock, no fractional shares of Common Stock shall be issued. The remaining fractional interest shall be paid in cash in an amount equal to the fractional interest multiplied by the closing sale price per share of the Company’s Common Stock on the New York Stock Exchange on April 2, 2012.

771,737 shares of Series B Preferred Stock shall be converted into 2,362,595 shares of Common Stock in this conversion.

Holders of shares of the Series B Preferred Stock as of the record date of March 1, 2012 will receive the previously announced dividend of $0.375 per share on April 2, 2012. Holders of shares of the Series B Preferred Stock shall not be entitled to receive any portion of a dividend on the shares of Series B Preferred Stock for the period after March 31, 2012 and all dividends on the Series B Preferred Stock shall cease.

Notice of the conversion was delivered to The Depository Trust and Clearing Corporation (“DTC”) in accordance with the terms of the governing Articles Supplementary for the Series B Preferred Stock. Each holder of beneficial interest in Series B Preferred Stock must comply with the procedures of DTC to convert such holder's beneficial interest in respect of the Series B Preferred Stock.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its investment securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 888-8Annaly
www.annaly.com